Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-236295) pertaining to the Inducement Share Option Award and Inducement Restricted Share Unit Award of Quotient Limited,
2.	Registration Statement (Form S-3 No. 333-235508) and related Prospectus of Quotient Limited,
3.	Registration Statement (Form S-8 No. 333-232016) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited,
4.	Registration statement (Form S-8 No. 333-228330) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited,
5.	Registration Statement (Form S-3 No. 333-226800) and related Prospectus of Quotient Limited,
6.	Registration statement (Form S-8 No. 333-225553) pertaining to the Amended and Restated 2014 Stock Incentive Plan (now referred to as he Second Amended and Restated 2014 Plan) of Quotient Limited,
7.	Registration Statement (Form S-3 No. 333-221470) and related Prospectus of Quotient Limited,
8.	Registration statement (Form S-8 No. 333-218462) pertaining to the Amended and Restated 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited,
9.	Registration statement (Form S-3 No. 333-203818) and related Prospectus of Quotient Limited,
10.

Registration statement (Form S-8 No. 333-195507) pertaining to the 2013 Enterprise Management Plan (now referred to as the 2012 Option Plan) and  the 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited,

11.	Registration statement (Form S-8 No. 333-214483) pertaining to the 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited;

of our report dated June 12, 2020, with respect to the consolidated financial statements of Quotient Limited included in this Annual Report (Form 10-K) of Quotient Limited for the year ended March 31, 2020.

/s/ Ernst & Young LLP

Belfast, United Kingdom

June 12, 2020